Exhibit 21.1

List of Subsidiaries

	Name of Subsidiary	Description

1.	Alcoy Group Worldwide S.A.	A sociedad anómina, organized under the laws of Panama, which is a wholly owned subsidiary of Tecnoglass Holding and is one of five direct shareholders of Tecnoglass.

2.	Archena Continental Corp.	A sociedad anómina, organized under the laws of Panama, which is a wholly owned subsidiary of Tecnoglass Holding and is one of five direct shareholders of Tecnoglass.

3.	Belagua Consultants Inc.	A sociedad anómina, organized under the laws of Panama, which is a wholly owned subsidiary of Tecnoglass Holding and is one of five direct shareholders of Tecnoglass.

4.	Hollental Investors S.A.	A sociedad anómina, organized under the laws of Panama, which is a wholly owned subsidiary of Tecnoglass Holding and is one of five direct shareholders of ES.

5.	Isarco Investments Inc.	A sociedad anómina, organized under the laws of Panama, which is a wholly owned subsidiary of Tecnoglass Holding and is one of five direct shareholders of ES.

6.	Kodori Holdings S.A.	A sociedad anómina, organized under the laws of Panama, which is a wholly owned subsidiary of Tecnoglass Holding and is one of five direct shareholders of ES.

7.	Luena Commercial Corp.	A sociedad anómina, organized under the laws of Panama, which is a wholly owned subsidiary of Tecnoglass Holding and is one of five direct shareholders of Tecnoglass.

8.	Mosela Ventures Corp.	A sociedad anómina, organized under the laws of Panama, which is a wholly owned subsidiary of Tecnoglass Holding and is one of five direct shareholders of ES.

9.	Ordesa Valley Inc.	A sociedad anómina, organized under the laws of Panama, which is a wholly owned subsidiary of Tecnoglass Holding and is one of five direct shareholders of Tecnoglass.

10.	Pineta Services Inc.	A sociedad anómina, organized under the laws of Panama, which is a wholly owned subsidiary of Tecnoglass Holding and is one of five direct shareholders of ES.

11.	Tecnoglass USA, Inc.	A corporation organized under the laws of the State of Florida which is a wholly owned subsidiary of Tecnoglass.